SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 12, 2002


                          INTERNATIONAL FIBERCOM, INC.
             (Exact name of registrant as specified in its charter)


                                     Arizona
                 (State or other jurisdiction of incorporation)


       001-13278                                          86-0271282
(Commission File Number)                    (IRS Employer Identification Number)


            3230 East Broadway Road, Suite 200, Phoenix Arizona 85040
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (602) 387-4000


                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

On February 13, 2002, International FiberCom, Inc., an Arizona corporation (the "Company") filed a voluntary petition for relief under Chapter 11 of the Federal bankruptcy code in the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court").

The Chapter 11 filing is part of the Company's plan, as a debtor-in-possession and subject to the supervision and orders of the court, to deal with its obligations, manage and operate its business, service its customers and sell assets and businesses in a strategic, orderly manner.

A copy of the press release of the Company dated February 14, 2002, is attached as Exhibit 99.1 hereto and is hereby incorporated by reference.

ITEM 5. OTHER EVENTS

The Company announced on February 12, 2002, that Joseph P. Kealy, Chairman of the Board, President and Chief Executive Officer, had resigned all of his positions with the Company. Mr. Kealy had no disagreement with the Company on any matter relating to the Company's operations, policies or practices, and provided no letter to the Company at the time of his resignation. The Board of Directors of the Company elected Peter A. Woog, an outside director of the Company, as Chairman and CEO and promoted Anthony Baumann to the position of President. Mr. Baumann will continue in the office of Chief Operating Officer.

A copy of the press release of the Company dated February 12, 2002, is attached as Exhibit 99.2 hereto and is hereby incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Exhibit Description                                Filed Herewith
-----------    -------------------                                --------------
   99.1        Text of Press Release dated February 14, 2002            X
   99.2        Text of Press Release dated February 12, 2002            X

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2002                   INTERNATIONAL FIBERCOM, INC.


                                           /s/ Anthony T. Baumann
                                           -------------------------------------
                                           Anthony T. Baumann
                                           President and Chief Operating Officer